EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Southwest Gas Corporation of our report dated February 28, 2023 relating to the financial statements, which appears in the 2022 Annual Report to Shareholders, which is incorporated by reference in Southwest Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada

November 28, 2023